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                        GulfMark Offshore Reports
                            Financial Results


May 10, 2000 - Houston - GulfMark Offshore, Inc. (NASDAQ:GMRK) today announced a net loss for the quarter ended March 31, 2000 of $2.2 million, or $0.26 per share (diluted), on revenues of $14.4 million. This compares to net income of $2.9 million, or $0.35 per share (diluted), on revenues of $21.1 million for the first quarter of 1999.

The first quarter decrease in both revenue and income reflects both lower utilization and dayrates in the Company's primary markets of the North Sea and Southeast Asia, partially offset by revenue generated by the three new vessels added to the fleet in the second half of 1999. Company-wide average dayrates and utilization for the first quarter of 2000 were $6,642 and 70.2%, respectively, compared to $9,077 and 84.2% in the comparable period in 1999. Dayrates and utilization in the first quarter of 1999 reflected the runoff of contracts initiated in prior periods when favorable market conditions were more prevalent.

A comparison of financial results for the first quarter of 2000 compared to the fourth quarter of 1999 confirms that the North Sea market has improved as the average dayrate increased to $7,608 in 2000 from $6,828 in 1999 and the utilization climbed to 78.4% in 2000 compared to 77.0% in 1999. Total North Sea revenues increased quarter-over-quarter by $1.4 million, reflecting both utilization and dayrate improvements, as well as the addition of the Highland Guide and Highland Scout which began operations during the first quarter of 2000. Bruce Streeter, President and COO, said "We have seen continued improvement in the North Sea market as our customers are beginning to firm up their plans for the next several quarters and have been willing to commit to contracts to cover this period at improved dayrates. With this in mind, we have accelerated our drydocking program in the first quarter of the year in order to take advantage of the improved market during the balance of the year."

The improvement which the Company had experienced in the Southeast Asia market during the fourth quarter of 1999 has not carried over into 2000. A decrease in revenue of $0.1 million from the fourth quarter of 1999 to the first quarter of 2000 was the result of reduced utilization partially offset by increased average dayrates and the addition of the Highland Guide during the first quarter. Utilization fell from 63.5% in the fourth quarter of 1999 to 53.8% in the first quarter of 2000, while the average dayrate improved slightly on a quarter-over-quarter basis from $3,437 for the fourth quarter of 1999 to $3,861 for the first quarter of 2000. Commenting on this market, Mr. Streeter said "We are disappointed that this market has not continued to rebound during the first several months of the year. Although there are signs that drilling activity levels may improve during the next several quarters, we have not seen this translated into increased bid activity for our services."
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GulfMark Offshore, Inc.
Press Release - For Immediate Release
May 10 2000
Page 3 of 3

Operating costs for the quarter ended March 31, 2000 were lower than in the comparable period in 1999 as direct operating costs, depreciation expense and general and administrative expenses were all slightly lower than in the comparable period in 1999. Bareboat charter expense was $1.8 million in the first quarter of 2000 which was equivalent to the comparable period in 1999.

The Company has retained its financial strength through the downturn experienced in the industry as working capital at March 31, 2000 was $33.3 million, of which $29.9 million was in cash. In addition, the Company has access to its $75.0 million credit facility, which further bolsters its ability to take advantage of consolidation or acquisition opportunities. Since drydocking expenditures were accelerated into the first quarter, capital expenditures for the balance of the year will be limited to contract specific requirements and the remaining four drydockings required in Southeast Asia.

Mr. Streeter concluded his remarks by saying "We are cautiously optimistic that the North Sea market has turned the corner and we will see continued improvement throughout the balance of the year. We have also been encouraged by the improvements in the other international markets, where we see opportunities to expand our presence and further diversify out of the North Sea. We are indeed hopeful the Southeast Asia market will rebound during the balance of the year, as it historically has been the last market to recover. Our financial results should in turn show improvement as we look forward to a return to profitability in the next several quarters."



Contact:    Edward A. Guthrie, Executive Vice President
            (713) 963-9522





This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; and other material factors that are described from time to time in the Company's filings with the SEC. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.
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GulfMark Offshore, Inc.
Press Release - For Immediate Release
May 10 2000
Page 3 of 3

                              OPERATING RESULTS
                       (in 000's except per share amounts)

                                           Three Months Ended
                                                March 31,
                                           ------------------
                                             2000       1999
                                           ---------  --------
Revenues . . . . . . . . . . . . . . . . . $ 14,413   $ 21,127
Direct operating expenses. . . . . . . . .   (7,971)    (8,191)
Bareboat charter expense. . . . . . .. . .   (1,756)    (1,755)
Depreciation and amortization. . . . . . .   (3,093)    (3,120)
General and administrative expenses. . . .   (1,607)    (1,643)
                                           ---------  --------
    Operating Income (Loss). . . . . . . .      (14)     6,418

Interest expense, net of interest income .   (2,814)    (2,172)
Loss from unconsolidated venture . . . . .     (359)        --
Other, net . . . . . . . . . . . . . . . .       69       (108)
Income (loss) before income taxes. . . . .   (3,118)     4,138
                                           ---------  --------
Income tax (provision) benefit . . . . . .      966     (1,230)
                                           ---------  --------
     Net income (loss) . . . . . . . . . . $ (2,152)  $  2,908
                                           =========  ========
BASIC EARNINGS PER SHARE:
NET INCOME (LOSS). . . . . . . . . . . . . $  (0.26)  $   0.36
                                           =========  ========
DILUTED EARNINGS PER SHARE:
NET INCOME (LOSS). . . . . . . . . . . . . $  (0.26)  $   0.35
                                           =========  ========

Weighted average common shares . . . . . .    8,140      8,123
Weighted average diluted common shares . .    8,140      8,251

Rates Per Day Worked
     North Sea based fleet . . . . . . . . $  7,608   $ 10,758
     Southeast Asia based fleet. . . . . .    3,861      4,879
     Brazil based fleet. . . . . . . . . .    8,066      9,390

Overall Utilization %
     North Sea based fleet . . . . . . . .     78.4%      95.1%
     Southeast Asia based fleet. . . . . .     53.8%      63.6%
     Brazil based fleet. . . . . . . . . .     83.7%      98.9%

Average Owned or Chartered
     North Sea based fleet . . . . . . . .     19.0       18.0
     Southeast Asia based fleet. . . . . .     12.0       11.0
     Brazil based fleet. . . . . . . . . .      3.0        2.0
                                           ---------  --------
        Total. . . . . . . . . . . . . . .     34.0       31.0
                                           =========  ========


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